Exhibit 10.25

TMS International Corp.

Restricted Stock Plan

Restricted Stock Agreement

PARTICIPANT	NUMBER OF SHARES GRANTED

J. David Aronson	15,401

Joseph Curtin	6,529

Raymond S. Kalouche	6,530

Thomas E. Lippard	7,257

Daniel E. Rosati	8,672

TMS International Corp.

Restricted Stock Plan

Restricted Stock Agreement

This Restricted Stock Agreement (the “Agreement”) is entered into effective as of April 19, 2011 (the “Date of Grant”), between TMS International Corp., formerly known as Metal Services Acquisition Corp., a Delaware corporation (the “Company”), and [                        ] (the “Participant”).

1. Restricted Stock Plan. This Agreement is entered into pursuant to the terms of the Company’s Restricted Stock Plan, as it may be amended from time to time (the “Plan”), which is incorporated herein and made a part hereof for all purposes. To the extent that any provision of this Agreement conflicts with the express terms of the Plan, the terms of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan.

2. Definitions. All capitalized terms in this Agreement shall have the meanings ascribed to them in the Plan unless otherwise defined in this Agreement.

3. Restricted Stock. In order to encourage the Participant’s contribution to the successful performance of the Company, and in consideration of the covenants and promises of the Participant herein contained, the Company hereby grants to the Participant as of the Date of Grant, [            ] shares of Class B Common Stock (the “Restricted Stock”). The Restricted Stock granted pursuant to this Agreement is fully vested.

4. Limitation of Rights. Nothing in this Agreement or the Plan shall be construed to:

(a) give the Participant any right to be awarded any further restricted stock other than in the sole discretion of the Committee;

(b) give the Participant or any other person any interest in any fund or in any specified asset or assets of the Company or any subsidiary; or

(c) confer upon the Participant the right to continue in the employment or service of the Company or any of its subsidiaries, or affect the right of the Company or any of its subsidiaries to terminate the employment or service of the Participant at any time or for any reason.

5. Access to Company Information. The Participant has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the shares of Restricted Stock and has had full access to such other information concerning the Company as he or she has requested. While the grant of Restricted Stock pursuant to this Agreement is not being made pursuant to the Company’s Registration Statement on Form S-1, as amended, initially filed with the Securities and Exchange Commission on May 13, 2010 (the “Registration Agreement”), the Participant acknowledges receipt of a copy of the Registration Statement and has had an opportunity to review the Registration Statement.

6. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Participant may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.

7. Investor Stockholders Agreement. The Participant is a party to the Investor Stockholders Agreement, dated as of January 25, 2007, among the Company and the stockholders named therein; the shares of Common Stock transferred to the Participant hereunder are subject to that agreement.

8. Federal and State Taxes. Any amount of Common Stock that is transferred to the Participant hereunder may be subject to the payment of or reduced by any amount or amounts which the Company is required to withhold under the then applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), or its successors, or any other federal, state or local tax withholding requirement. The Participant may, in his or her discretion, make the election permitted by Section 83(b) of the Code with respect to the grant of Restricted Stock pursuant to this Agreement. When the Company is required to withhold any amount or amounts under the applicable provisions of the Code, the Participant shall either pay to the Company, in cash or by certified or cashier’s check, an amount equal to the taxes required to be withheld, or the Participant shall authorize (in writing) the Company to withhold from the payments to the Participant in an amount equal to the amount of federal, state or local taxes required to be withheld.

9. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware.

This Agreement is executed and delivered, in duplicate, pursuant to the Plan, the provisions of which are incorporated herein by reference.

PARTICIPANT	TMS INTERNATIONAL CORP.

By:
Name:	Name:
Address:	Title:

[SIGNATURE PAGE TO RESTRICTED STOCK AGREEMENT]